Exhibit 1
                            BORG-WARNER AUTOMOTIVE, INC.
                              (a Delaware corporation)

                                   $ 200,000,000
                            6 1/2% Senior Notes due 2009

                                   $ 200, 000,000
                            7 1/8% Senior Notes due 2029

                                   TERMS AGREEMENT

Dated: February 17, 1999

Borg-Warner Automotive, Inc.
200 South Michigan Avenue
Chicago, Illinois  60604

Dear Sirs:

     We (the "Representatives") understand that Borg-Warner Automotive, Inc., a Delaware corporation (the "Company"), proposes to issue and sell $200,000,000 aggregate principal amount of its 6 1/2% Senior Notes due 2009 (the Senior Notes due 2009) and $200,000,000 aggregate principal amount of its 7 1/8% Senior Notes due 2029 (the Senior Notes due 2029) (collectively, the "Underwritten Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, the Company has agreed to sell to the underwriters named below (the "Underwriters"), and the Underwriters have agreed, severally and not jointly, to purchase from the Company, the respective amounts of Notes due 2009 and Notes due 2029 set forth below opposite their respective names at the purchase prices set forth below.

Underwriter              Principal Amount    Principal Amount
                         of Notes            of Notes
                         due 2009            due 2029


Merrill Lynch, Pierce,
Fenner & Smith Incorporated
                         70,000,000          70,000,000


Morgan Stanley & Co. Incorporated
                         70,000,000          70,000,000


Chase Securities Inc.
                         20,000,000          20,000,000


First Chicago Capital Markets, Inc
                         20,000,000          20,000,000


NationsBanc Montgomery Securities LLC
                         20,000,000          20,000,000

     Total..............$200,000,000         $200,000,000
                         ============        ============

The Underwritten Securities shall have the following terms:

Title of Debt Securities:     6 1/2% Senior Notes due 2009
                              7 1/8% Senior Notes due 2029
Currency:                     U.S. dollars

Principal amount to be issued:
                              $200,000,000 Notes due 2009
                              $200,000,000 Notes due 2029

Current ratings:              Moody's Investors Service, Inc. Baa2;
                              Standard & Poor's Corporation BBB+

Interest rate:                6 1/2% Notes due 2009
                              7 1/8% Notes due 2029

Gross Spread:                 Notes due 2009:  .65%
                              Notes due 2029:  .875%

Interest Payment Dates:       February 15 and August 15,
                              beginning August 15, 1999

Regular Record Dates:         February 1 or August 1

Stated Maturity Dates:        Notes due 2009:  February 15, 2009
                              Notes due 2029:  February 15, 2029

Optional Redemption:     Redemption at option of Company, in whole at any time,
                         or in part from time to time, at a redemption price equal to the greater of : (1) 100% of such Notes principal amount and (2) the sum of the present values of the remaining scheduled payments of principal and interest discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points in the case of the Notes due 2009, and 25 basis points in the case of the Notes due 2029, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to such redemption date.

Sinking fund requirements:    None

Initial public offering price 99.064%, plus accrued interest, if any, or amortized original issue for Notes due 2009: discount, if any, from February 22, 1999, if settlement occurs after that date.

Purchase price for Notes 98.414%, plus accrued interest, if any, or amortized original issue due 2009: discount, if any, from February 22, 1999 (payable in immediately available funds).

Initial public offering price 98.602%, plus accrued interest, if any, or amortized original issue for Notes due 2029: discount, if any, from February 22, 1999, if settlement occurs after that date.

Purchase price for Notes 97.727%, plus accrued interest, if any, or amortized original issue due 2029: discount, if any, from February 22, 1999 (payable in immediately available funds).

Form: Book-entry represented by global securities deposited with The Depository Trust Company.

Ranking:  Senior, unsecured obligations of the Company.

Closing Date and Location:    February 22, 1999, at the offices of Shearman &
Sterling, New York, New York.

     All the provisions contained in the agreement attached as Annex A hereto entitled "Borg-Warner Automotive, Inc. Debt Securities Underwriting Agreement Basic Provisions" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

     If the foregoing is in accordance with your understanding of our agree-ment,please sign a copy of this Terms Agreement in the space set forth below and return the signed copy to us.

                              Very truly yours,

                         By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                                   INCORPORATED


                              By   /s/ Samuel R. Chapin
                                   Name: Samuel R. Chapin
                                   Title: Managing Director


                         By:  MORGAN STANLEY & CO. INCORPORATED


                              By   /s/
                                   Name:
                                   Title:

                              For themselves and as Representatives
                              of the other Underwriters named herein.






Accepted:

BORG-WARNER AUTOMOTIVE, INC.


By   /s/ Robin J. Adams
     Name: Robin J. Adams
     Title: Vice President and Treasurer

Annex A
to Terms
Agreement

BORG-WARNER AUTOMOTIVE, INC.
                               (a Delaware corporation)

                                   Debt Securities

                       UNDERWRITING AGREEMENT BASIC PROVISIONS

     Borg-Warner Automotive, Inc., a Delaware corporation (the "Company"), proposes to issue and sell up to $400,000,000 aggregate principal amount of its senior debt securities (the "Senior Securities") or its subordinated debt securities (the "Subordinated Securities"), or both, from time to time on terms to be determined at the time of sale. The Senior Securities will be issued under an indenture dated as of February 15, 1999 (the "Senior Indenture") between the Company and The First National Bank of Chicago, trustee. The Subordinated Securities, if any, would be issued under an indenture to be entered into (the "Subordinated Indenture") between the Company and The First National Bank of Chicago, trustee. Each issue of Senior Securities, and Subordinated Securities may vary, as applicable, as to aggregate principal amount, maturity date, interest rate or formula and timing of payments thereof, redemption provisions and sinking fund requirements, if any, and any other variable terms which the Senior Indenture or the Subordinated Indenture, as the case may be, contemplates may be set forth in the Senior Securities and Subordinated Securities as issued from time to time. The Senior Securities and the Subordinated Securities may be offered either together or separately.

     This is to confirm the arrangements with respect to the purchase of Underwritten Securities from the Company by the Representatives and the several Underwriters listed in the applicable terms agreement entered into between the Representatives and the Company of which this Underwriting Agreement is Annex A thereto (the "Terms Agreement"). With respect to any particular Terms Agreement, the Terms Agreement, together with the provisions hereof incorporated therein by reference, is herein referred to as the "Agreement." Terms defined in the Terms Agreement are used herein as therein defined.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration No. 333-66879), including a prospectus, relating to certain of the Senior and/or Subordinated Securities (including the Underwritten Securities) and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "1933 Act"), and has filed such amendments thereto as may have been required to the date of the Terms Agreement. Such registration statement as amended has been declared effective by the Commission, and the Senior Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). As provided in Section 3(a), a prospectus supplement reflecting the terms of the Underwritten Securities, the terms of the offering thereof and the other matters set forth therein has been prepared and will be filed pursuant to Rule 424 under the 1933 Act. Such prospectus supplement, in the form first filed after the date hereof pursuant to Rule 424, is herein referred to as the "Prospectus Supplement." Such registration statement, as amended at the date hereof, including the exhibits thereto and the documents incorporated by reference therein, is herein called the "Registration Statement," and the basic prospectus included therein relating to all offerings of securities under the Registration Statement, as supplemented by the Prospectus Supplement, is herein called the "Prospectus," except that, if such basic prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424, the term "Prospectus" shall refer to the basic prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement, in either case including the documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), that are incorporated by reference therein. The term "preliminary prospectus supplement" means each preliminary prospectus supplement specifically relating to the Underwritten Securities and previously filed pursuant to Rule 424(b), including all documents incorporated by reference therein filed under the 1934 Act. If the Company files a registration statement with the Commission pursuant to Rule 462(b) (the "Rule 462(b) Registration Statement") of the rules and regulations of the 1933 Act (the "1933 Act Regulations"), then, after such filing, all references to the "Registration Statement" shall also be deemed to include the Rule 462(b) Registration Statement.

     Section 1. Representations and Warranties. The Company represents and warrants to the Representatives and to each Underwriter named in a Terms Agreement as of the date thereof and as of the related Closing Time (each a "Representation Date"), as follows:

     (a) The Company meets the requirements for use of Form S-3 under the 1933 Act and the Registration Statement and the Prospectus, at the time the Registration Statement became effective and as of the applicable Representation Date, complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"). The Registration Statement, at the time the Registration Statement became effective and as of the applicable Representation Date, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the time the Registration Statement became effective and as of the applicable Representation Date, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; except that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives expressly for use in the Registration Statement or Prospectus or to that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification under the 1939 Act (Form T-1) of the Trustees under the Senior Indenture.

     (b) The documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were or hereafter are filed with the Commission, complied and will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations thereunder (the "1934 Act Regulations") and, when read together and with the other information in the Prospectus, at the time the Registration Statement became effective and at the time any amendments thereto become effective or hereafter during the period specified in Section 3(b), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

     (c) (A) Deloitte & Touche LLP, who have certified the financial statements of the Company and the schedules included or incorporated by reference in the Registration Statement and Prospectus, and (B) KPMG Peat Marwick, who have certified the financial statements of NSK-Warner Kabushiki Kaisha ("NSK-Warner") included or incorporated by reference in the Registration Statement and the Prospectus, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

     (d) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and any Terms Agreement; and each of this Agreement and any Terms Agreement has been duly authorized, executed and delivered by the Company.

     (e) The consolidated financial statements and the related notes of the Company and its Subsidiaries (as defined below) included or incorporated by reference in the Registration Statement present fairly the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as set forth in the notes thereto) and subject, in the case of any interim statements, to normal year-end audit adjustments. The financial statement schedules, if any, included in the Registration Statement present fairly the information required to be stated therein. The selected financial data included or incorporated by reference in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement. The pro forma financial information included or incorporated by reference in the Prospectus present fairly the information shown therein, has been prepared in accordance with the applicable requirements of Rule 11-02 of Regulation S-X, has been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

     (f) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus. The Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and the Subsidiaries, considered as one enterprise.

     (g) The Company's only subsidiaries are set forth in Annex B hereto (each such corporation is referred to herein as a "Subsidiary" and, collectively, the "Subsidiaries"). Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with corporate power and authority under such laws to own, lease and operate its properties and conduct its business; and each Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and the Subsidiaries, considered as one enterprise. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company, directly or through one or more of the Subsidiaries, in the percentages set forth in Exhibit B hereto, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

     (h) The Company had at the date indicated a duly authorized and outstanding capitalization as set forth in the Prospectus under the caption "Capitalization."

     (i) The Indenture has been duly authorized by the Company, will be substantially in the form heretofore delivered to you and, when duly executed and delivered by the Company and the Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Indenture conforms to the descriptions thereof in the Prospectus.

     (j) The Underwritten Securities have been duly authorized for issuance and sale pursuant to this Agreement (or will have been so authorized prior to each issuance of Underwritten Securities) and, when executed, authenticated, issued and delivered in the manner provided for in the Indenture and sold and paid for as provided in this Agreement, the Underwritten Securities will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law); and the Underwritten Securities, the Senior Indenture and the Subordinated Indenture conform to the descriptions thereof in the Prospectus.

     (k) All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; no holder thereof is or will be subject to personal liability by reason of being such a holder; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive rights of any stockholder of the Company.

     (l) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as described in the Registration Statement and Prospectus, there has not been (i) any material adverse change in the condition (financial or otherwise), results of operations, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) any transaction entered into by the Company or any Subsidiary, other than in the ordinary course of business, that is material to the Company and the Subsidiaries, considered as one enterprise, or (iii) any dividend or distribution of any kind declared, paid or made by the Company on its capital stock, other than regular quarterly cash dividends declared or paid on its Common Stock.

     (m) Neither the Company nor any of its Subsidiaries is in violation of its certificate of incorporation or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a material adverse effect on the condition (financial or otherwise), results of operations, business affairs or business prospects of the Company and the Subsidiaries, considered as one enterprise. The execution and delivery of this Agreement and the Indenture by the Company, the issuance and delivery of the Underwritten Securities, the consummation by the Company of the transactions contemplated in this Agreement and in the Registration Statement and compliance by the Company with the terms of this Agreement and the Indenture, have been duly authorized by all necessary corporate action on the part of the Company and do not violate and will not result in any violation of the certificate of incorporation or by-laws of the Company or any Subsidiary, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary under
(i) any indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them may be bound or to which any of their properties may be subject, except for such conflicts, breaches or defaults or liens, charges or encumbrances that in the aggregate would not have a material adverse effect on the condition (financial or otherwise), results of operations, business affairs or business prospects of the Company and the Subsidiaries, considered as one enterprise or
(ii) any existing applicble law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties, except for such conflicts, breaches or defaults or liens, charges or encumbrances that in the aggregate would not have a material adverse effect on the condition (financial or otherwise), results of operations, business affairs or business prospects of the Company and the Subsidiaries, considered as one enterprise.

     (n) No authorization, approval, consent or license of, or any material filing with, any government, governmental instrumentality or court, domestic or foreign (other than under the 1933, the 1933 Act Regulations, the 1939 Act and the securities or Blue Sky laws of the various states), is legally required for the valid authorization, issuance, sale and delivery of the Underwritten Securities or for the execution, delivery or performance of the Indenture by the Company.

     (o) Except as disclosed or incorporated by reference in the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary that is required to be disclosed in the Prospectus or that could result in any material adverse change in the condition (financial or otherwise), results of operations, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise, or that could reasonably be expected to adversely affect the consummation of the transactions contemplated by this Agreement.

     (p) There are no contracts or documents of a character required pursuant to the 1933 Act to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required.

     (q) The Company and the Subsidiaries each has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as (i) are described in the Prospectus or (ii) are neither material in amount nor materially significant in relation to the business of the Company and the Subsidiaries, considered as one enterprise; all of the leases and subleases material to the business of the Company and the Subsidiaries, considered as one enterprise, and under which the Company or any Subsidiary holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of such corporation to the continued possession of the leased or subleased premises under any such lease or sublease.

     (r) The Company and the Subsidiaries each owns, possesses or has obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations, and has made all filings with all governmental authorities, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, and neither the Company nor any Subsidiary has received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations, which, singly or in the aggregate, if not so owned, possessed or obtained or the subject of an unfavorable ruling, decision or finding, could materially adversely affect the condition (financial or otherwise), results of operations, business affairs or business prospects of the Company and the Subsidiaries, considered as one enterprise.

     (s) The Company and the Subsidiaries each owns or possesses, or can acquire on reasonable terms, adequate patents, patent licenses, trademarks, service marks and trade names necessary to carry on its business as presently conducted, and neither the Company nor any Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names that in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to materially adversely affect the condition (financial or otherwise), results of operations, business affairs or business prospects of the Company and the Subsidiaries, considered as one enterprise.

     (t) Except as disclosed in the Prospectus, to the best knowledge of the Company, no labor problem exists with its employees or with employees of the Subsidiaries or is imminent that could reasonably be expected to materially adversely affect the Company and the Subsidiaries, considered as one enterprise and, to the knowledge of the Company, except as disclosed in the Prospectus, the Company is not aware of any material existing or imminent labor dispute by the employees of any of its or the Subsidiaries' principal customers that could be expected to materially adversely affect the Company and the Subsidiaries, considered as one enterprise.

     (u) The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Underwritten Securities.

     (v) Except as disclosed in or incorporated by reference in the Prospectus and except as would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), results of operations, business affairs or business prospects of the Company and the Subsidiaries, considered as one enterprise, (i) the Company and the Subsidiaries are each in compliance with all applicable Environmental Laws, (ii) the Company and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or threatened Environmental Claims against the Company or any Subsidiary, and (iv) there are no circumstances with respect to any property or operations of the Company or the Subsidiaries that could reasonably be anticipated to form the basis of an Environmental Claim against the Company or the Subsidiaries.

     For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means any United States (or other applicable jurisdiction's) federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

     (w) All United States federal income tax returns of the Company (and any of the Subsidiaries, if not included in the Company's U.S. consolidated federal income tax return) required by law to be filed have been properly prepared and filed, and all taxes shown on such returns or otherwise assessed which are due and payable have been paid. All of the Company's United States federal tax returns (and any of the Subsidiaries' tax returns if applicable) for taxable periods through and including the 1992 federal taxable year have been audited by the Internal Revenue Service or the statute of limitations for such taxable years has run and thus, all taxes for such periods have been finally determined (excluding the effect of any net operating loss or credit carryovers to such periods). All other tax returns of the Company and the Subsidiaries required to be filed pursuant to applicable foreign, state, local or other law have been filed, except insofar as the failure to file such returns would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and the Subsidiaries, considered as one enterprise. The Company and the Subsidiaries have paid (or there has been paid on their behalf) all taxes which are due and for which no tax return is required. There are no liens on any of the Company's or the Subsidiaries' assets for taxes, other than for taxes which have accrued but which are not yet due and payable. Neither the Company nor any Subsidiary is liable for any taxes that are imposed on any other person or corporation (other than for taxes imposed on the Company or the Subsidiaries), except as set forth in Treasury Regulation 1.1502-6 with respect to prior consolidated groups of which the Company or its subsidiaries were members.

     (x) With respect to each employee benefit plan, program and arrangement (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained or contributed to by the Company or any Subsidiary, or with respect to which the Company or any Subsidiary could incur any liability under ERISA (collectively, the "Benefit Plans"), no event has occurred and, to the best knowledge of the Company, there exists no condition or set of circumstances, in connection with which the Company or any Subsidiary could be subject to any liability under the terms of such Benefit Plans, applicable law (including, without limitation, ERISA and the Internal Revenue Code of 1986, as amended (the "Code")) or any applicable agreement (including, without limitation, the agreement dated as of January 14, 1993 (the "PBGC Agreement"), among the Pension Benefit Guaranty Corporation (the "PBGC"), the Company and Borg-Warner Security Corporation ("BWSC")), that could materially adversely affect the condition (financial or otherwise), results of operations, business affairs or business prospects of the Company and the Subsidiaries, considered as one enterprise. The Company is in compliance in all respects with its obligations under the PBGC Agreement.

     Any certificate signed by any officer of the Company or any Subsidiary and delivered to the Representatives or counsel for the Underwriters in connection with an offering of Underwritten Securities shall be deemed a representation and warranty by the Company to each Underwriter participating in such offering as to the matters covered thereby.

     Section 2. Purchase and Sale. The obligations of the Underwriters to purchase, and the Company to sell, the Underwritten Securities shall be evidenced by the Terms Agreement. The Terms Agreement specifies the principal amount of the Senior Securities or Subordinated Securities, or both, the names of the Underwriters participating in the offering (subject to substitution as provided in Section 10 hereof) and the principal amount of Underwritten Securities which each Underwriter severally has agreed to purchase, the purchase price to be paid by the Underwriters for the Underwritten Securities, the initial public offering price, if any, of the Underwritten Securities, any delayed delivery arrangements and any terms of the Underwritten Securities not already specified in the Indenture pursuant to which they are being issued (including, but not limited to, designations, denominations, current ratings, interest rates or formulas and payment dates, maturity dates, redemption provisions and sinking fund requirements).

     The several commitments of the Underwriters to purchase Underwritten Securities pursuant to the Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

     Payment of the purchase price for, and delivery of, the Underwritten Securities to be purchased by the Underwriters shall be made at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M., New York City time, on the third business day (unless postponed in accordance with the provisions of Section 10) following the date of the Terms Agreement or such other time as shall be agreed upon by the Representatives and the Company (each such time and date being referred to as a "Closing Time"). Unless otherwise specified in the Terms Agreement, payment shall be made to the Company by wire transfer in immediately available funds against delivery to the Representatives for the respective accounts of the Underwriters of the Underwritten Securities to be purchased by them. The Underwritten Securities shall be in such denominations ($1,000 or an integral multiple thereof) and registered in such names as the Representatives may request in writing at least two business days before the applicable Closing Time. The Underwritten Securities, which may be in temporary form, will be made available in New York City for examination and packaging by the Representatives on or before the first business day prior to Closing Time.

     If authorized by the Terms Agreement, the Underwriters named therein may solicit offers to purchase Underwritten Securities from the Company pursuant to delayed delivery contracts ("Delayed Delivery Contracts") substantially in the form of Annex C hereto with such changes therein as the Company may approve. As compensation for arranging Delayed Delivery Contracts, the Company will pay to the Representatives at Closing Time, for the accounts of the Underwriters, a fee equal to that percentage of the principal amount of Senior Securities for which Delayed Delivery Contracts are made at Closing Time as is specified in the Terms Agreement. Any Delayed Delivery Contracts are to be with institutional investors of the types set forth in the Prospectus. At Closing Time the Company will enter into Delayed Delivery Contracts (for not less than the minimum principal amount of Senior Securities per Delayed Delivery Contract specified in the applicable Terms Agreement) with all purchasers proposed by the Underwriters and previously approved by the Company as provided below, but not for an aggregate principal amount of Senior Securities in excess of that specified in the Terms Agreement. The Underwriters will not have any responsibility for the validity or performance of Delayed Delivery Contracts.

     The Representatives shall submit to the Company, at least three business days prior to Closing Time, the names of any institutional investors with which it is proposed that the Company will enter into Delayed Delivery Contracts and the principal amount of Senior Securities to be purchased by each of them, and the Company will advise the Representatives, at least two business days prior to Closing Time, of the names of the institutions with which the making of Delayed Delivery Contracts is approved by the Company and the principal amount of Senior Securities to be covered by each such Delayed Delivery Contract.

     The principal amount of Senior Securities agreed to be purchased by the respective Underwriters pursuant to the Terms Agreement shall be reduced by the principal amount of Senior Securities covered by Delayed Delivery Contracts, as to each Underwriter as set forth in a written notice delivered by the Representatives to the Company; provided, however, that the total principal amount of Senior Securities to be purchased by all Underwriters shall be in the total amount of Senior Securities covered by the applicable Terms Agreement, less the principal amount of Senior Securities covered by Delayed Delivery Contracts.

     Section 3. Covenants of the Company. The Company covenants with the Representatives, and with each Underwriter participating in the offering of Underwritten Securities, as follows:

     (a) Immediately following the execution of the Terms Agreement, the Company will prepare a Prospectus Supplement setting forth the principal amount of Senior Securities covered thereby and their terms not otherwise specified in the Senior Indenture, pursuant to which the Senior Securities are being issued, the names of the Underwriters participating in the offering and the principal amount of Senior Securities which each severally has agreed to purchase, the names of the Underwriters acting as co-managers in connection with the offering, the price at which the Underwritten Securities are to be purchased by the Underwriters from the Company, the initial public offering price, the selling concession and reallowance, if any, any delayed delivery arrangements, and such other information as the Representatives and the Company deem appropriate in connection with the offering of the Underwritten Securities. The Company will promptly transmit copies of the Prospectus to the Commission for filing pursuant to Rule 424 of the Regulations and will furnish to the Underwriters named therein as many copies of any preliminary prospectus supplement and such Prospectus as the Representatives shall reasonably request.

     (b) At any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Underwritten Securities, the Company will notify the Representatives immediately, and confirm such notice in writing, of (i) the effectiveness of any amendment to the Registration Statement, (ii) the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act, (iii) the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or any supplement to the Prospectus, (iv) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order presenting or suspending the use of any preliminary prospectus supplement, or of the qualification of the Underwritten Securities for offering or sale in any jurisdiction, or of the institution or threatening of any proceeding for any such purposes. The Company will use every reasonable effort to prevent the issuance of any such stop order or of any order preventing or suspending such use and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (c) The Company has furnished or will furnish to the Representatives and counsel for the Representatives, without charge, as many copies (including at least one signed copy) of the Registration Statement (as originally filed) and of all amendments thereto, whether filed before or after the Registration Statement becomes effective, copies of all exhibits and documents filed therewith (including documents incorporated by reference into the Prospectus pursuant to Item 12 and Rule 412) and signed copies of all consents and certificates of experts, as you may reasonably request and has furnished or will furnish to you, for each other Underwriter, one conformed copy of the Registration Statement as originally filed and of each amendment thereto (including documents incorporated by reference into the Prospectus but without exhibits).

     (d) The Company will comply in all material respects with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Underwritten Securities as contemplated in this Agreement and in the Prospectus. If, at any time when a prospectus is required by the 1933 Act or the 1933 Regulations to be delivered in connection with sales of the Underwritten Securities, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly upon becoming aware of such event or condition prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

     (e) The Company will use its best efforts in cooperation with the Underwriter to qualify the Underwritten Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will use its best efforts in cooperation with the Underwriters to maintain such qualifications in effect for as long as may be required for the distribution of the Underwritten Securities. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Underwritten Securities have been qualified as above provided. The Company will also supply the Representatives with such information as is necessary for the determination of the legality of the Underwritten Securities for investment under the laws of such jurisdictions as the Representatives may request.

     (f) With respect to each sale of Underwritten Securities, the Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, earning statements of the Company (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a period of 12 months beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in Rule 158) of the Registration Statement relating to Underwritten Securities.

     (g) The Company will use the net proceeds received by it from the sale of the Underwritten Securities in the manner specified in the Prospectus under the caption "Use of Proceeds."

     (h) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act in connection with the sale of the Underwritten Securities, will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the 1934 Act.

     (i) Between the date of the Terms Agreement or the Closing Time with respect to the Underwritten Securities covered thereby, the Company will not, without the Representatives' prior consent, offer or sell, or enter into any agreement to sell, any debt securities issued or guaranteed by the Company with a maturity of more than one year in any public offering (other than the Underwritten Securities), including additional Senior Securities. This limitation is not applicable to the public offering of tax-exempt securities guaranteed by the Company.

     (j) At any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Underwritten Securities, the Company will give the Representatives notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether pursuant to the 1934 Act, the 1933 Act or otherwise, will furnish the Representatives with copies of any such amendment or supplement or other documents proposed to be filed a reasonable time in advance of filing, and will not file any such amendment or supplement or other documents in a form to which the Representatives or counsel for the Underwriters shall reasonably object in writing.

     (k) If the Company elects to rely upon Rule 462(b), the Company shall both file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 of the 1933 Act Regulations by the earlier of (i) 10:00 P.M. Eastern time on the date of the Terms Agreement and (ii) the time confirmations are sent or given, as specified by Rule 462(b).

     Section 4. Payment of Expenses. The Company will pay and bear all costs and expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including, financial statements and exhibits), as originally filed and as amended, any preliminary prospectus and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters, (ii) the preparation, printing and distribution of this Agreement, the Terms Agreement, the Indenture and the Underwritten Securities and the Blue Sky Survey (which shall not be typeset), (iii) the delivery of the Underwritten Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification of the Underwritten Securities under applicable securities laws in accordance with
Section 3(e) and any filing for review of the offering with the National Association of Securities Dealers, Inc., including filing fees and the reasonable fees and disbursements of counsel for the Underwriters solely in connection therewith and in connection with the preparation of any Blue Sky Survey and Legal Investment Survey, (vi) the listing fees and expenses incurred in connection with listing the Underwritten Securities on the New York Stock Exchange, (vii) any fees charged by rating agencies for rating the Underwritten Securities and (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee, in connection with the Indenture and the Underwritten Securities.

     If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i), the Company shall reimburse the Underwriters named in the Terms Agreement for all of their out-of-pocket expenses, including the reasonable fees and disbursements of Shearman & Sterling as counsel for the Underwriters.

     Section 5. Conditions of Underwriters' Obligations. In addition to the execution and delivery of the Terms Agreement, the obligations of the several Underwriters to purchase and pay for the Underwriters Securities that they have respectively agreed to purchase hereunder are subject to the accuracy of the representations and warranties of the Company as of each Representation Date contained herein or in certificates of any officer of the Company or any Subsidiary delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following further conditions:

     (a) At the applicable Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, shall be contemplated by the Commission.

     (b) At the applicable Closing Time, the Representatives shall have received:

     (1) A signed opinion of Wachtell, Lipton, Rosen & Katz, special counsel for the Company, dated as of Closing Time, together with signed or reproduced copies of such opinion for each of the other Underwriters, in form and substance reasonably satisfactory to counsel for the Underwriters, in the form set forth in Exhibit A hereto.

     (2) A signed opinion of Laurene H. Horiszny, Esq., Vice President, Secretary and General Counsel for the Company, dated as of the Closing Time, together with signed or reproduced copies of such opinion for each of the other Underwriters, in form and substance reasonably satisfactory to counsel for the Underwriters, in the form set forth in Exhibit B hereto.

     (3) A signed opinion of NSK-Warner's Japanese counsel, dated as of the Closing Time, together with signed or reproduced copies of such opinion for each of the other Underwriters, in form and substance reasonably satisfactory to counsel for the Underwriters, in the form set forth in Exhibit C hereto.

     (4) The favorable opinion of Shearman & Sterling, counsel for the Underwriters, dated as of the Closing Time, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect that the opinions delivered pursuant to Section 5(b)(i), 5(b)(2) and 5(b)(3) hereof appear on their face to be appropriately responsive to the requirements of this Agreement except, specifying the same, to the extent waived by you, and with respect to the incorporation and legal existence of the Company, this Agreement, the Indenture, the Registration Statement, the Prospectus and such other related matters as you may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to you. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiaries and certificates of public officials.

     (c) At the Closing Time, (i) the Registration Statement and the Prospectus, as they may then be amended or supplemented, shall comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the 1939 Act Regulations, and neither the Registration Statement nor the Prospectus, as they may then be amended or supplemented, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition (financial or otherwise), results of operations, business affairs or business prospects of the Company and the Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (iii) no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary that would be required to be set forth in the Prospectus other than as set forth therein and no proceedings shall be pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding could materially adversely affect the condition (financial or otherwise), results of operations, business affairs or business prospects of the Company and the Subsidiaries, considered as one enterprise, other than as set forth in the Prospectus, (iv) the Company shall have complied with all agreements and satisfied all conditions set forth in this Agreement on its part to be performed or satisfied at or prior to the Closing Time and (v) the other representations and warranties of the Company set forth in Section 1 shall be accurate as though expressly made at and as of the Closing Time. At the Closing Time, you shall have received a certificate of the President or a Vice President, and the Treasurer or an Assistant Treasurer, of the Company, dated as of the Closing Time, to such effect.

     (d) At the time that this Agreement is executed by the Company, you shall have received from Deloitte & Touche LLP a letter, dated such date, in form and substance satisfactory to you, together with signed or reproduced copies of such letter for each of the other Underwriters, confirming that they are independent public accountants with respect to the Company within the meaning of the 1933 Act and the applicable published 1933 Act Regulations, and stating in effect that:

     (i) in their opinion, the audited financial statements and the related financial statement schedules included or incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations;

     (ii) on the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the unaudited interim consolidated financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus (collectively, the "10-Q Financials"), a reading of the latest available unaudited interim consolidated financial statements of the Company, a reading of the minutes of all meetings of the stockholders and directors of the Company and the Subsidiaries and each Committee of the Company's Board of Directors and of each Committee of the Board of Directors of any Subsidiary since January 1, 1998, inquiries of certain officials of the Company and the Subsidiaries responsible for financial and accounting matters, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

     (A) the 10-Q Financials incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with the accounting requirements of the 1934 Act and the 1934 Act Regulations applicable to unaudited financial statements included in Form 10-Q or any material modifications should be made to the 10-Q Financials included or incorporated by reference in the Registration Statement and the Prospectus for them to be in conformity with generally accepted accounting principles;

     (B) at December 31, 1998 and at a specified date not more than three days prior to the date of this Agreement, there was any change in the capital stock of the Company and the Subsidiaries or any decrease in the consolidated net current assets or stockholders' equity of the Company and the Subsidiaries or any increase in long-term debt of the Company and the Subsidiaries, in each case as compared with amounts shown in the latest consolidated balance sheet included or incorporated by reference in the Registration Statement, except in each case for changes, decreases or increases that the Registration Statement discloses have occurred or may occur; or

     (C) for the period from October 1, 1998 to December 31, 1998 and for the period from January 1, 1999 to a specified date not more than three days prior to the date of this Agreement, there was any decrease in net sales, equity in affiliate earnings and other income, earnings before interest and finance charges and income taxes or net earnings, in each case as compared with the comparable period in the preceding year;

     (iii) based upon the procedures set forth in clause (ii) above and a reading of the Selected Historical Financial Data included in the Registration Statement and a reading of the financial statements from which certain of such data were derived, nothing has come to their attention that gives them reason to believe that the Selected Historical Financial Data included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations, that the information set forth therein is not fairly stated in relation to the financial statements from which it was derived or that the financial statements not included in the Registration Statement from which certain of such data were derived are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement; and

     (iv) they are unable to and do not express any opinion on the Pro Forma Financial Data (the "Pro Forma Statement") included or incorporated by reference in the Registration Statement or on the pro forma adjustments applied to the historical amounts included in the Pro Forma Statement; however, for purposes of such letter they have:

     (A)  read the Pro Forma Statement;

     (B) made inquiries of certain officials of the Company who have responsibility for financial and accounting matters about the basis for their determination of the pro forma adjustments and whether the Pro Forma Statement complies as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X; and

     (C) proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the Pro Forma Statement; and

on the basis of such procedures, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that the Pro Forma Statement included or incorporated by reference in the Registration Statement does not comply as to form in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

     (v) in addition to the procedures referred to in clause (ii) above, they have performed other specified procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement, which have previously been specified by you and which shall be specified in such letter, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of the Company.

     (e) At the time that this Agreement is executed by the Company, you shall have received from KPMG Peat Marwick a letter, dated such date, in form and substance satisfactory to you, together with signed or reproduced copies of such letter for each of the other Underwriters, confirming that they are independent public accountants with respect to the NSK-Warner within the meaning of the 1933 Act and applicable published 1933 Act Regulations, and stating in effect that:

     (i) in their opinion, the audited financial statements and the related financial statement schedules for NSK-Warner included or incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations;

     (ii) they have read the latest available unaudited interim consolidated financial statements of NSK-Warner, the minutes of all meetings of the stockholders and directors of NSK-Warner and each Committee of the Board of Directors since April 1, 1998, inquired of certain officials of NSK-Warner responsible for financial and accounting matters, and made such other inquiries and performed such other procedures as may be specified in such letter, and officials of NSK-Warner stated that:

     (A) at December 31, 1998 and at a specified date not more than three days prior to the date of this Agreement, there was no change in the common stock of NSK-Warner or decrease in the net current assets or stockholders' equity of NSK-Warner or increase in the notes payable or long-term debt of NSK-Warner, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Registration Statement; or

     (B) for the period from April 1, 1998 to December 31, 1998 and from January 1, 1999 to a specified date not more than three days prior to the date of this Agreement, there was no decrease in sales, earnings before income taxes or net earnings, in each case as compared with the corresponding period in the preceding year.

     (f) At the Closing Time, you shall have received from each of Deloitte & Touche LLP and KPMG Peat Marwick a letter, in form and substance satisfactory to you and dated as of the Closing Time, to the effect that they reaffirm the statements made in the letters furnished pursuant to Sections 5(d) and 5(e), respectively, except that the specified date referred to shall be a date not more than five days prior to the Closing Time.

     (g) Subsequent to the execution and delivery of any Terms Agreement and prior to the Closing Time, there shall not have been any downgrading, nor any notice given of any intended or potential downgrading or of a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities, including the Underwritten Securities, by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the 1933 Act.

     (h) At the applicable Closing Time, counsel for the Underwriters shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Underwritten Securities as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Underwritten Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

     If any of the conditions specified in this Section shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the applicable Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 6, 7 and 8 shall remain in effect.

     Section 6. Indemnification of Underwriters. (a) (1) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act as follows:

     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), and all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom, of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company, except as otherwise provided by Section 6(d); and

     (iii) against any and all expense whatsoever, as incurred (including fees and disbursements of counsel chosen by you), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (2) Insofar as this indemnity agreement may permit indemnification for liabilities under the 1933 Act of any person who is a partner of an Underwriter or who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and who, at the date of this Agreement, is a director, officer or controlling person of the Company, such indemnity agreement is subject to the undertaking of the Company in the Registration Statement under
Item 17 thereof.

     (b) Indemnification of Company, Directors and its Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to
Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives in the case of parties indemnified pursuant to Sections 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, which consent shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request for fees and expenses of counsel prior to the date of such settlement.

     Section 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Underwritten Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Underwritten Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Underwritten Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus.

     The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact related to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Underwritten Securities set forth opposite their respective names in Schedule A hereto and not joint.

  Section 8. Representations, Warranties and Agreements to Survive Delivery. The representations, warranties, indemnities, agreements and other statements of the Company or its officers set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, any Underwriter or any person who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and will survive delivery of and payment for the Underwritten Shares.

     Section 9. Termination. (a) The Representatives may terminate this Agreement, by notice to the Company, at any time prior to the applicable Closing Time (i) if there has been, since the date of the Terms Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective adverse change in national or international political, financial or economic conditions, in each case the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable to market the Underwritten Securities or enforce contracts for the sale of the Underwritten Securities, or (iii) if trading in any securities of the Company has been suspended by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or on the Nasdaq has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchange or by such system or by order of the Commission, the New York Stock Exchange, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal, New York or Illinois authorities. For purposes of this Section 9(a), the deployment of a Level 1 trading halt by the New York Stock Exchange in and of itself shall not constitute a material limitation on trading on such exchanges or by such system.

     (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4. Notwithstanding any such termination, the provisions of Sections 1, 6, 7 and 8 shall remain in effect.

     Section 10. Default. If one or more of the Underwriters participating in an offering of Senior Securities shall fail at the applicable Closing Time to purchase the Underwritten Securities that it or they are obligated to purchase under the applicable Terms Agreement (the "Defaulted Securities"), then the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, satisfactory to the Company to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms set forth in this Agreement and the applicable Terms Agreement. If, however, during such 24 hours the shall not have completed such arrangements for the purchase of all of the Defaulted Securities, then:

     (a) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Underwritten Securities to be purchased pursuant to the Terms Agreement, the non-defaulting Underwriters named in such Terms Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations thereunder bear to the underwriting obligations of all such non-defaulting Underwriters, or

     (b) if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Underwritten Securities to be purchased pursuant to such Terms Agreement, the Terms Agreement shall terminate without any liability on the part of any non-defaulting Underwriters.

     As used in this Section only, the aggregate amount or aggregate principal amount of Underwritten Securities shall mean the aggregate principal amount of any Senior Securities or Subordinated Securities included in the relevant Underwritten Securities.

     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default under this Agreement and the Terms Agreement.

     In the event of a default by any Underwriter or Underwriters as set forth in this Section, either the Representatives or the Company shall have the right to postpone the applicable Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section.

     Section 11. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at Merrill
Lynch & Co., World Financial Center   North Tower, 250 Vesey Street, New York,
New York 10281-1328, Attention: Samuel R. Chapin, and Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Steven B. Fitzpatrick; notices to the Company shall be directed to it at 200 South Michigan Avenue, Chicago, Illinois 60604, Attention: General Counsel.

     Section 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Company and any Underwriter who becomes a party hereto, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto or thereto and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Underwritten Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     Section 13. Governing Law and Time. This Agreement shall be governed by the laws of the State of New York. Specified times of the day refer to New York City time.

     Section 14. Counterparts. The Terms Agreement may be executed in one or more counterparts, and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.




NYDOCS01/552960 4

ANNEX A
BORG-WARNER AUTOMOTIVE, INC.
(a Delaware corporation)
                         $ ___,000,000
                         __ % Senior Notes due 20__
                         $ ___, 000,000
                         __ % Senior Notes due 20__

                                   TERMS AGREEMENT
Dated:  February __ , 1999

Borg-Warner Automotive, Inc.
200 South Michigan Avenue
Chicago, Illinois  60604

Dear Sirs:

     We (the "Representatives") understand that Borg-Warner Automotive, Inc., a Delaware corporation (the "Company"), proposes to issue and sell $ _______ aggregate principal amount of its __% Senior Notes due 20__ (the "Notes due 20__") and $_______ aggregate principal amount of its __% Senior Notes due 20__ (the "Notes due 20__") (collectively, the "Underwritten Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, the Company has agreed to sell to the underwriters named below (the "Underwriters"), and the Underwriters have agreed, severally and not jointly, to purchase from the Company, the respective amounts of Notes due 20__ and Notes due 20__ set forth below opposite their respective names at the purchase prices set forth below.



Underwriter              Principal      Principal
                         Amount         Amount
                         of Notes       of Notes
                         due 20__       due 20__



Merrill Lynch, Pierce,
Fenner & Smith Incorporated

Morgan Stanley & Co. Incorporated

Chase Securities Inc.

First Chicago Capital Markets, Inc

Nations Bank Montgomery Securities LLC

Total          $    $

          The Underwritten Securities shall have the following terms:

Title of Debt Securities:     __% Senior Notes due 20__
                              __% Senior Notes due 20__

Currency:                     U.S. dollars

Principal amount to be issued:
                              $ __________ Notes due 20__
                              $ __________ Notes due 20__

Current ratings:              Moody's Investors Service, Inc.  ;
                              Standard & Poor's Corporation  .

Interest rate:                __%  Senior Notes due 20__.
                              __% Senior Notes due 20__.

Spread:

Interest Payment Dates:       February __ and August __, beginning August __,
1999

Regular Record Dates:         January 15 or July 15

Stated Maturity Dates:        Senior Notes due 20__:  February __, 20__
                              Senior Notes due 20__:  February __, 20__

Optional Redemption:          Redemption at option of Company, in whole at any
                              time, or in part from time to time, at a
                              redemption price equal to the greater of :  (1)
                              100% of such Notes principal amount and (2) the sum of the present values of the remaining scheduled payments of principal and interest discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus
                              __ basis points in the case of the Notes due 20__, and __ basis points in the case of the Notes due
                              20__, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to such redemption date.

Sinking fund requirements:    None

Delayed Delivery Contracts:   authorized

Date of delivery:

Minimum contract:

Maximum aggregate principal amount:
Fee:         %

Initial public offering price for Notes due 20__:   __%, plus accrued interest,
if any, or amortized original issue discount, if any, from February __, 1999.

Purchase price for Notes due 20__:   __%, plus accrued interest, if any, or
amortized original issue discount, if any, from February __, 1999   (payable in
immediately available funds).

Initial public offering price for Notes due 20__:   __%, plus accrued interest,
if any, or amortized original issue discount, if any, from February __, 1999.

Purchase price for Notes due 20__:   __%, plus accrued interest, if any, or
amortized original issue discount, if any, from February __, 1999 (payable in immediately available funds).

Form: Book-entry represented by global securities deposited with The Depository Trust Company.

Ranking:  Senior, unsecured obligations of the Company.

Closing Date and Location:  February __, 1999, New York, New York.

     All the provisions contained in the document attached as Annex A hereto entitled "Borg-Warner Automotive, Inc. Debt Securities Underwriting Agreement Basic Provisions" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

     If the foregoing is in accordance with your understanding of our agreement, please sign a copy of this Terms Agreement in the space set forth below and return the signed copy to us.

                         Very truly yours,
                         By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                                   INCORPORATED


                              By
                                   Name:
                                   Title:


                         By:  MORGAN STANLEY & CO. INCORPORATED


                              By
                                   Name:
                                   Title:

                              For themselves and as Representatives
                              of the other Underwriters named herein.






Accepted:

BORG-WARNER AUTOMOTIVE, INC.


By
     Name:
     Title:

ANNEX B


                                     SUBSIDIARIES
                                             Percent of
                                             Capital Stock
                                             Beneficially Owned by
                                             Borg-Warner Automotive,
Name of Subsidiary  Inc. or the Subsidiaries

Borg-Warner Automotive Powertrain Systems Corporation       100
     Borg-Warner Automotive South Asia Corporation          100
          Divgi-Warner Pvt. Limited.                        60
          Huazhong Warner Transmission Company, Ltd.        60
          Borg-Warner Automotive PTS Korea
            Service Corporation                             100
     Borg-Warner Automotive Powdered Metals Corporation 100 Borg-Warner Automotive Diversified Transmission
       Products Corporation                                 100

Borg-Warner Automotive Air/Fluid Systems Corporation        100
     Borg-Warner Automotive Air/Fluid Systems
       Corporation of Michigan                              100
     Borg-Warner Automotive Air/Fluid Systems Holding Corporation100
          Borg-Warner Automotive Air/Fluid Systems Europe S.A.S. 90
               Borg-Warner Automotive Air/Fluid Systems, Tulie SA100
Borg-Warner Automotive Morse TEC Corporation                100
     Borg-Warner Automotive (Canada) Ltd.                   100
     Borg-Warner Automotive Japan Corporation               100
          Borg-Warner Automotive K.K.                       100
          Borg-Warner Automotive Taiwan Co., Ltd.           100
     B.W. Componentes Mexicanos de Transmissiones S.A. de C.V.   86
     Morse TEC Europe, Sp.A                                 100

Borg-Warner Automotive Foreign Sales Corporation            100

BWA Merger Corp.                                            100
Borg-Warner Automotive Automatic Transmission Systems Corporation     100
     Borg-Warner Automotive Europe Corporation              100
     AG Kuhnle, Kopp & Kausche                              63
Borg-Warner Automotive GmbH                                 51
     BWA Europa V&V GmbH                                    100
Borg-Warner Automotive Europe GmbH                          100
     3K Warner Turbosystems GmbH                            100
     Borg & Beck Torque Systems, Inc.                       100
     Borg-Warner Automotive NW Corporation                  100
          Borg-Warner Automotive Korea, Inc.                60
Creon Insurance Agency, Ltd.                                100
     Creon Trustees, Ltd.                                   100

ANNEX C

BORG-WARNER AUTOMOTIVE, INC.
                               (a Delaware corporation)

                                [Title of Securities]

DELAYED DELIVERY CONTRACT

                                                       , 19

BORG-WARNER AUTOMOTIVE, INC.
200 South Michigan Avenue
Chicago, Illinois  60604

Attention:

Dear Sirs:

     The undersigned hereby agrees to purchase from Borg-Warner Automotive, Inc. (the "Company"), and the Company agrees to sell to the undersigned on
     19   ("Delivery Date"),                           principal amount of the
Company's [insert title of security] (the "Securities"), offered by the
Company's Prospectus dated           , 19  , as supplemented by its  Prospectus
Supplement dated               , 19  , receipt of which is hereby acknowledged
at a purchase price of [    ]% of the principal amount thereof, plus accrued
interest from            , 19  , to the Delivery Date, and on the further terms
and conditions set forth in this contract.

     Payment for the Securities which the undersigned has agreed to purchase on the Delivery Date shall be made to the Company or its order by certified or official bank check in New York Clearing House funds at the office of, on the Delivery Date, upon delivery to the undersigned of the Securities to be purchased by the undersigned in definitive form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than three full business days prior to the Delivery Date.

     The obligation of the undersigned to take delivery of and make payment for Securities on the Delivery Date shall be subject only to the conditions that (1) the purchase of Securities to be made by the undersigned shall not on the Delivery Date be prohibited under the laws of the jurisdiction to which the
undersigned is subject and (2) the Company, on or before             , 19  ,
shall have sold to the Underwriters of the Securities (the "Underwriters") such principal amount of the Securities as is to be sold to them pursuant to the
Terms Agreement dated             , 19   between the Company and the
Underwriters. The obligation of the undersigned to take delivery of and make payment for Securities shall not be affected by the failure of any purchaser to take delivery of and make payments for Securities pursuant to other contracts similar to this contract. The undersigned represents and warrants to you that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which govern such investment.

     Promptly after completion of the sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

     By the execution hereof, the undersigned represents and warrants to the Company that all necessary corporate action for the due execution and delivery of this contract and the payment for and purchase of the Securities has been taken by it and no further authorization or approval of any governmental or other regulatory authority is required for such execution, delivery, payment or purchase, and that, upon acceptance by the Company and mailing or delivery of a copy as provided below, this contract will constitute a valid and binding agreement of the undersigned in accordance with its terms.

     This contract will inure to the benefit of and binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

     It is understood that the Company will not accept Delayed Delivery Contracts for an aggregate principal amount of Securities in excess of
$            and that the acceptance of any Delayed Delivery Contract is in the
Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance on a copy hereof and mail or deliver a signed copy hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such copy is so mailed or delivered.

     This Agreement shall be governed by the laws of the State of New York.

                                   Yours very truly,


                                         (Name of Purchaser)

                                   By
                                        (Title)
                                        (Address)

Accepted as of the date first above written.

Borg-Warner Automotive, Inc.

By
                         (Title)


                     PURCHASER PLEASE COMPLETE AT TIME OF SIGNING

     The name and telephone number of the Representatives of the Purchaser with whom details of delivery on the Delivery Date may be discussed are as follows:
(Please print.)



                                        Name
                                   Telephone No.
                                    (including
                                     Area Code)

                        Exhibit A


Pursuant to Section 5(b)(1) of the Underwriting Agreement Basic Provisions, Wachtell, Lipton, Rosen & Katz, special counsel for the Company, shall furnish to the Representative an opinion to the effect that:

     (i) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus.

     (ii) The Indenture pursuant to which Underwritten Securities are being issued has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     (iii) The Underwritten Securities have been duly authorized by the Company and, assuming that the Underwritten Securities have been duly authenticated by the Trustee in the manner described in its certificate delivered to you today (which fact such counsel need not determine by an inspection of the Underwritten Securities), the Underwritten Securities have been duly executed, issued and delivered by the Company and constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     (iv) The Indenture has been duly qualified under the 1939 Act.

     (v) The Underwritten Securities and the Indenture conform in all material respects as to legal matters to the descriptions thereof in the Prospectus.

     (vi) This Agreement and the Delayed Delivery Contracts, if any, have been duly authorized, executed and delivered by the Company.

     (vii) The statements made in the Prospectus under "Description of the Notes," to the extent that they constitute matters of law or legal conclusions, have been reviewed by such counsel and fairly present the information disclosed therein in all material respects.

     (viii) The execution and delivery of this Agreement and the Indenture by the Company, the issuance and delivery of the Underwritten Securities, the consummation by the Company of the transactions contemplated in this Agreement and in the Registration Statement and compliance by the Company with the terms of this Agreement and the Indenture do not and will not result in any violation of the certificate of incorporation or by-laws of the Company.

     (ix) The Registration Statement is effective under the 1933 Act; any required filing of the Prospectus or any supplement thereto pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated under the 1933 Act.

     (x) The Registration Statement and the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement thereto (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), as of their respective effective or issue dates, complied as to form in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations and the Indenture and the Statement of Eligibility of the Trustee on Form T-1 filed with the Commission as part of the Registration Statement appear on their face to have been appropriately responsive in all material respects to the requirements of the 1939 Act and the 1939 Act Regulations.

     (xi) The documents incorporated by reference in the Prospectus (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion, and except to the extent that any statement therein is modified or superseded in the Prospectus), as of the dates they were filed with the Commission, complied as to form in all material respects to the requirements of the 1934 Act and the 1934 Act Regulations.

     (xii) Such counsel have participated in the preparation of the Registration Statement and Prospectus except for the documents incorporated by reference in the Registration Statement and the Prospectus, and in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and with your representatives and your counsel at which the contents of the Registration Statement, the Prospectus, and related matters were discussed and have reviewed the documents incorporated by reference in the Registration Statement and Prospectus and, although such counsel need not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and the documents incorporated by reference in the Prospectus (except for the opinions set forth in clause (v)), and based on the foregoing, no facts have come to the attention of such counsel to lead such counsel to believe (A) that the Registration Statement or any amendment thereto (except for the financial statements and other financial or statistical data included therein or omitted therefrom and the Statement of Eligibility of the Trustee on Form T-1, as to which such counsel need express no opinion), at the time the Registration Statement or any such amendment became effective or at the date of the Terms Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) that the Prospectus or any amendment or supplement thereto (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a aterial fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Such opinion shall be to such further effect with respect to other legal matters relating to this Agreement, the Delayed Delivery Contracts, if any, and the sale of the Underwritten Securities pursuant to this Agreement as counsel for the Underwriters may reasonably request. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the corporate law of the State of Delaware, either upon opinions of other counsel, who shall be counsel reasonably satisfactory to counsel for the Underwriters, in which case the opinion shall state that they believe the Underwriters and they are entitled to so rely, or upon unofficial compilations of the laws of such jurisdictions. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

Exhibit B


     Pursuant to Section 5(b)(2) of the Underwriting Agreement Basic Provisions, Laurene H. Horiszny, Esq., Vice President, Secretary and General Counsel for the Company, shall furnish to the Representatives an opinion to the effect that:

     (i) Each Subsidiary listed on Schedule 1 hereto (the "Material Domestic Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with corporate power and authority under such laws to own, lease and operate its properties and conduct its business.

     (ii) Each of the Company and the Material Domestic Subsidiaries is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and the Subsidiaries, considered as one enterprise.

     (iii) All of the outstanding shares of capital stock of each Material Domestic Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable; all of the shares of capital stock of such Material Domestic Subsidiary are owned by the Company, directly or through one or more of the Subsidiaries, in the percentages set forth in Schedule 1 hereto and the shares of capital stock of NSK-Warner owned by the Company are owned by the Company, directly or through one or more of the Subsidiaries, free and clear of any consensual pledge, lien, security interest, charge, claim, equity or encumbrance of any kind; no holder thereof is subject to personal liability by reason of being such a holder and none of such shares was issued in violation of the preemptive rights of any stockholder of the Material Domestic Subsidiaries.

     (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus Supplement under the heading "Capitalization."

     (v) Such counsel does not know of any statutes or regulations, or any pending or threatened legal or governmental proceedings, required under the 1933 Act to be described in the Prospectus that are not described as required, nor of any contracts or documents of a character required under the 1933 Act or 1933 Act Regulations to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described, referred to or filed as required.

     (vi) Except with respect to financial covenants (as to which such counsel need express no opinion), no default exists in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed as an exhibit to the Registration Statement (except for such defaults that would not have a material adverse effect on the condition (financial or otherwise), results of operations, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise).

     (vii) The execution and delivery of this Agreement and the Indenture by the Company, the issuance and delivery of the Underwritten Securities, the consummation by the Company of the transactions contemplated in this Agreement and in the Registration Statement and compliance by the Company with the terms of this Agreement and the Indenture do not and will not result in any violation of the certificate of incorporation or by-laws of the Company or any Material Subsidiary, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Material Subsidiary under (A) any existing applicable law, rule or regulation (other than the securities or Blue Sky laws of the various states, as to which such counsel is not requested to express an opinion), (B) any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their properties, or (C) any indenture, mortgage or loan agreement, or any other agreement or instrument known to such counsel, to which the Company or any Material Subsidiary is a party or by which it may be bound or to which any of its properties may be subject, including the Formation Agreement between Borg-Warner Corporation and Nippon Seiko, K.K., dated as of April 18, 1964, and any agreements related thereto, including but not limited to the Shareholders Agreement Concerning the Management of NSK-Warner, dated September 25, 1964, between Borg-Warner Corporation and Nippon Seiko, K.K. (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), results of operations, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise).

     (viii) The descriptions in the Prospectus of the statutes, regulations, legal or governmental proceedings, contracts and other documents therein described are accurate and fairly summarize the information required to be shown.

     (ix) No authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign (other than under the 1933 Act or 1933 Act Regulations, the 1939 Act and the securities or Blue Sky laws of the various states), is required for the valid authorization, issuance, sale and delivery of the Underwritten Securities.

     (x) Such counsel has participated in the preparation of the Registration Statement and Prospectus, in the preparation of the documents incorporated by reference in the Registration Statement and the Prospectus and in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and with your representatives and your counsel at which the contents of the Registration Statement, the Prospectus and the documents incorporated by reference in the Prospectus and related matters were discussed and, although such counsel need not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and the documents incorporated by reference in the Prospectus (except for the opinion set forth in clause (viii)), and based upon the foregoing, no facts have come to the attention of such counsel to lead her to believe (A) that the Registration Statement or any amendment thereto (except for the financial statements and other financial or statistical data included therein or omitted therefrom and the Statement of Eligibility of the Trustee on Form T-1, as to which such counsel need express no opinion), at the time the Registration Statement or any such amendment became effective or at the time an Annual Report on Form 10-K was filed (whichever is later), or at the date of the Terms Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
(B) that the Prospectus or any amendment or supplement thereto (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) that the documents incorporated by reference in the Prospectus (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion, and except to the extent that any statement therein is modified or superseded in the Prospectus), as of the dates they were filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     Such opinion shall be to such further effect with respect to other legal matters relating to this Agreement and the sale of the Underwritten Securities pursuant to this Agreement as counsel for the Underwriters may reasonably request.

     In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Illinois, the Federal law of the United States and the corporate law of the State of Delaware, upon opinions of other counsel, who shall be counsel reasonably satisfactory to counsel for the Underwriters, in which case the opinion shall state that they believe the Underwriters and they are entitled to so rely. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiaries and certificates of public officials.

Schedule 1 to
Exhibit B

                                Material Subsidiaries

Percent of Capital Stock Beneficially Owned by Borg-Warner Automotive, Inc. or the Subsidiaries
Material Domestic Subsidiary

Borg-Warner Automotive Diversified
     Transmission Products Corporation       100

Borg-Warner Automotive Morse TEC
     Corporation                             100

Borg-Warner Automotive Europe
     Corporation                             100

Borg-Warner Automotive Japan
     Corporation                             100

Borg-Warner Automotive Automatic
     Transmission Systems Corporation        100

Borg-Warner Automotive Powertrain
     Systems Corporation                     100

Borg-Warner Automotive Air/Fluid Systems
     Corporation                             100

Material Foreign Subsidiary

Borg-Warner Automotive GmbH                  100

Borg-Warner Automotive K.K.                  100

Exhibit C



     Pursuant to Section 5(b)(3) of the Underwriting Agreement Basic Provisions Agreement, NSK-Warner's Japanese counsel shall furnish to the Representatives an opinion substantially to the effect that:

     (i) NSK-Warner is a corporation duly organized, validly existing and in good standing under the laws of Japan with corporate power and authority under such laws to own, lease and operate its properties and conduct its business.

     (ii) All of the outstanding shares of capital stock of NSK-Warner have been duly authorized and validly issued and are fully paid and non-assessable.